UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  March 1, 2020

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2020, LTC Properties, Inc. appointed Caroline Chikhale as Executive Vice President, Chief Accounting Officer, Controller and Treasurer. In this capacity, Ms. Chikhale will serve as LTC’s principal accounting officer.

Caroline Chikhale has served as LTC’s Senior Vice President, Controller and Treasurer since June 2015 and previously as Vice President, Controller and Treasurer since March 2007. She joined LTC in May 2002 as Accounting Manager and has also served as Assistant Controller and Assistant Treasurer. Prior to joining LTC, Ms. Chikhale worked at Ernst & Young in the Assurance and Advisory Practice. Ms. Chikhale received her bachelor’s degree in Accounting from the University of Southern California. She is a Certified Public Accountant, inactive.

In connection with her appointment as Executive Vice President, Chief Accounting Officer, Controller and Treasurer, LTC entered into an employment agreement with Ms. Chikhale as of March 1, 2020. The employment agreement provides for a 2-year evergreen term and a base salary of $294,000 which may be increased at the discretion of LTC’s Board of Directors. Any increase in base salary will automatically amend the employment agreement to provide that thereafter Ms. Chikhale’s annual base salary will not be less than the increased base salary approved by the Board. During the term of her employment by LTC, Ms. Chikhale will devote the time necessary to provide the services reasonably required by the Board and will not, without the express approval of the Board, engage for her own account or for the account of any other person or entity, in a business which competes with LTC. The employment agreement contains standard provisions regarding bonuses and benefits, as generally described in LTC’s most recent proxy statement. Additionally, the employment agreement provides for (i) payment of severance upon termination, except for a termination for cause or a voluntary resignation without a good reason, of a lump sum severance equal to 2 times her base salary as well as benefits, and (ii) payment of severance upon a change in control of LTC, as described generally in LTC’s most recent proxy statement, of a lump sum severance equal to 200% of her 5-year average annual compensation and cash bonus as well as benefits.

Executive Vice President, Chief Financial Officer and Secretary Pam Kessler, who was previously designated as both principal financial officer and principal accounting officer, will remain LTC’s principal financial officer.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: March 4, 2020	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President